Exhibit (h)(ii)

FIRST AMENDMENT TO THE

FUND ADMINISTRATION SERVICING AGREEMENT

This First Amendment to the Fund Administration Servicing Agreement (the “Amendment”) is made as of December 21, 2023, by and between Cambria ETF Trust (the “Trust”) and Tidal ETF Services LLC (“Tidal”).

BACKGROUND:

A. The Trust and Tidal are parties to a Fund Administration Servicing Agreement dated as of September 22, 2023 (the “Agreement”); and

B. The parties desire to supplement Exhibit A to the Agreement to reflect its effectiveness with respect to additional series.

C. This Background section is incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1. Exhibit A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Exhibit A attached hereto.

2. Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Schedule, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

CAMBRIA ETF TRUST		TIDAL ETF SERVICES LLC

By:	/s/ Mebane T. Faber	By:	/s/ Eric Falkeis
Name:	Mebane T. Faber	Name:	Eric Falkeis
Title:	Chief Executive Officer	Title:	President

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Amended and Restated Exhibit A

to the

Fund Administration Servicing Agreement

Separate Series (Funds) of Cambria ETF Trust

Name of Series

•	Cambria Shareholder Yield ETF (SYLD)
•	Cambria Foreign Shareholder Yield ETF (FYLD)
•	Cambria Emerging Shareholder Yield ETF (EYLD)
•	Cambria Global Tail Risk ETF (FAIL)
•	Cambria Global Value ETF (GVAL)
•	Cambria Global Momentum ETF (GMOM)
•	Cambria Value and Momentum ETF (VAMO)
•	Cambria Global Asset Allocation ETF (GAA)
•	Cambria Tail Risk ETF (TAIL)
•	Cambria Trinity ETF (TRTY)
•	Cambria Cannabis ETF (TOKE)
•	Cambria Global Real Estate ETF (BLDG)
•	Cambria Micro and SmallCap Shareholder Yield ETF (MYLD)
•	Cambria Tactical Yield ETF (TYLD)

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